EX 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is made and entered into at Irvine, California, as of the 30th day of July 2003 by and between RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado Corporation ("RCAI" or "Secured Party") and NORTH AMERICAN SYSTEMS, INC., a Nevada Corporation ("NAS" or "Debtor") with reference to the following facts:

A. Debtor has executed a Revolving Loan Agreement in favor of Secured Party to evidence an outstanding debt owed by Debtor to Secured Party, and delivered same to Secured Party, a copy of which is attached hereto (the "Loan Agreement").

B. The purpose of this Security Agreement is to secure the full, faithful and prompt payment by Debtor to Secured Party under the terms of the Loan Agreement.

NOW THEREFORE, it is hereby agreed as follows:

1.      Grant of Security Interest

Debtor hereby grants a security interest to and in favor of Secured Party, and Secured Party retains a security interest in and to the Collateral (as hereinafter defined in Paragraph 2) to secure the full, faithful and prompt performance of the Loan Agreement. The security interest herein granted to, and retained by, Secured Party shall be a lien and, except as otherwise provided herein, shall attach to the Collateral immediately upon the execution hereof.

Debtor shall execute and deliver to Secured Party, for filing with California, a California UCC Financial Statement, which Secured Party shall file.

2.      Collateral

As used herein, the "Collateral" shall refer to the following: (i) All assets, tangible and intangible, of NAS, wherever located; and (ii) all additions and substitutions to or for the items referred to in (i) above; and (iii) all proceeds therefrom; and (iv) if a part of the Collateral is inventory or equipment, any after acquired inventory or equipment shall also be considered Collateral (hereinafter collectively referred to as the "Collateral").

3.      Books and Records; Inspection

Borrower shall keep and maintain, at its expenses, complete records of the Collateral. Secured Party shall have the right at any time and from time to time, without notice, to call at Borrower's place of business during normal business hours to inspect the Collateral and to inspect the correspondence, books, and records of Borrower relating to the Collateral.

4.      Representations and Warranties of Borrower

Borrower represents and warrants to secured Party that, with respect to the Collateral, Borrower posses and shall possess at all times while this Security Agreement is in effect, full, complete and unencumbered title to such goods, subject only to Secured Party's security interest hereunder.

5.      Default

Debtor shall be deemed to be in "default" under this Agreement is Debtor fails to pay any amount due under the Loan Agreement 90 days after written demand by Secured Party to Debtor for such payment, or breaches any other provisions of the Loan Agreement.

6.      Rights Upon Default

6.1 Upon the occurrence of any Event of Default hereunder, Secured party, at its option, may exercise any one or more of the cumulative rights and remedies hereinafter set forth and any other right or remedy provided for in this Agreement or available at law or in equity. Any one or more of such rights and remedies may be exercised simultaneously or successively, and the initiation or completion of any such exercise shall not constitute an election and shall not stop or prevent the pursuit of any other right or remedy. Upon the occurrence of any Event of Default hereunder Secured Party, in its discretion, may:

(a) Accelerate the maturity of, and declare immediately due and payable, the full unpaid amount of Debtor's indebtedness to Secured Party under the Loan Agreement and any other Secured Obligation;

(b) Enter on Debtor's premises to assemble and take possession of the Collateral.

(c) Require Debtor to assemble the Collateral and make its possession available to Secured Party at a place designated by Secured Party that is reasonably convenient to both Debtor and Secured Party.

(d) Enter Debtor's premises, render the Collateral, if equipment, usable and dispose of its in the manner provided by the Uniform Commercial Code of California on Debtor's premises.

(e) Incur expenses, including reasonable attorney's' fees and related costs, in the exercise of any right or remedy under or in connection with this Agreement, including but not limited to expenses related to the protection of Secured Party's security or the preservation of the Collateral. Debtor agrees to pay, or reimburse Secured Party, for all such expenses and all such expenses shall become a part of the Secured Obligations hereunder;

(f) Perform any obligation of Debtor hereunder, including but not limited to the reasonable expenditure of any funds or the taking of any action which Debtor is obligated to expend or take under or in connection with this Agreement.

(g) Notify any obligor or account debtor of the Debtor to make payments directly to Secured Party and collect, by legal proceedings or otherwise and endorse and receive all dividends, interest payments, proceeds and other sums and property now or hereafter payable on account of the Collateral.

(h) Notify other interested persons, firms or corporations of the default and of any of the Secured Obligations.

(i) Sue Debtor for the performance, demand or satisfaction of any of the Secured Obligations.

7.      Miscellaneous

7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.2     Assignment by Secured Party.    Secured Party may assign its rights
under this Security Agreement and the security interest created by this Security Agreement. Should Secured Party assign his rights under this Agreement or the security interest created by this Agreement, Secured Party's assignee shall be entitled, on written notice of the assignment being given by Secured Party to Debtor, to all performance required of Debtor by this agreement and all payments and monies secured by this Agreement.

7.3     Severability.   Nothing contained in this Agreement shall be construed
as requiring or permitting the commission of any act contrary to law. Wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, or regulation pursuant to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirement of the law. In the event that any part, article, paragraph or clause of this Agreement shall be held to be indefinite or invalid, the entire \Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

7.4     Notices.        Any and all notices, requests, demands and other
communications which are required or may be given under, or in connection with, this Agreement shall be in writing and shall be deemed given when delivered in person or when received if by telegraphic or other electronic means (including, without limitation, telecopy or telex) or, if mailed, three business days after being deposited in the United States mail, certified or registered mail, postage prepaid, or if sent via Federal Express or similar courier service, two days after being deposited therewith, addressed to the party to whom it is to be given at the address hereinafter specified:

If to Debtor:

                North American Systems, Inc. 1520 South Grand Avenue Santa Ana, CA 92705 Attention: George Aumond, President

If to Secured Party:

                Reclamation Consulting & Applications, Inc. 23832 Rock field Blvd., Suite 275 Lake Forest, CA 92630 Attention: Gordon Davies, President

Any party hereto may, by notice given as provided herein, change the address to which, or the person to whose attention, notices shall be given.

7.5     Attorneys' Fees.                In the event that any action, suit or
proceeding is brought under or in connection with this Agreement, the prevailing party therein shall be entitled to its reasonable costs, expenses and attorneys' fees (including the reasonable estimate of the allocable costs of in-house legal counsel and staff).

7.6 Entire Agreement. This Agreement supersedes any and all oral and written statements and representations and together with the Revolving Loan Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby.

7.7     Counterparts.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8     Captions.       Captions and paragraph heading used herein are for
convenience only, are not a part of this Agreement and shall not be used in construing it.

7.9 Gender. Terms used herein in any number of gender include other numbers or genders, as the context may require.

7.10    Defined Terms.          All capitalized terms used herein shall have,
unless otherwise defined herein, the meaning attributed to them in the Agreement.

7.11 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California as applied between residents of the State of California entering into contracts to be performed wholly within the State of California.

7.12    Construction.   This Agreement shall be construed without regard to the
identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed s of the day and year first above written.

SECURED PARTY                                   DEBTOR

RECLAMATION CONSULTING &                        NORTH AMERICAN SYSTEMS, INC.
APPLICATIONS, INC.

By                                                      By

Title                                                   Title